Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-222243

PROSPECTUS

232,443,489 shares of Common Stock

This prospectus relates to 232,443,489 shares of common stock that may be sold from time to time by the selling stockholders named in the prospectus, which includes:

•	232,008,489 shares of our common stock issued to the selling stockholders in a private placement on September 26, 2017 and
•	the shares underlying warrants to purchase 435,000 additional shares of common stock issued to the selling stockholders on September 26, 2017.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. However, we will receive funds from the exercise of warrants held by the selling stockholders, if exercised for cash. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. If required, the number of shares to be sold, the public offering price of those shares, the names of any underwriters, broker-dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement.

Our common stock is quoted on the OTCQB U.S. Market under the symbol “ANFC.” The closing price of our common stock on December 20, 2017 was $0.021 per share.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and in any other document incorporated by reference herein or therein before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2018

ABOUT THIS PROSPECTUS

You should read this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus (as supplemented or amended). We have not authorized anyone to provide you with different information. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. The information contained in this prospectus, as well as the information filed previously with the SEC, and incorporated by reference in this prospectus, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our common stock.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise, all references in this prospectus to “Black Ridge,” the “Company,” “we,” “our,” “us” or “Black Ridge Oil & Gas” refer to Black Ridge Oil & Gas, Inc.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including any information incorporated by reference herein, contains certain “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve many risks and uncertainties.

From time to time, our management or persons acting on our behalf may make forward-looking statements to inform existing and potential security holders about our company. All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations and industry conditions are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items making assumptions regarding actual or potential future sales, market size, collaborations, trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements include the following:

•	volatility or decline of our stock price;
•	low trading volume and illiquidity of our common stock, and possible application of the SEC’s penny stock rules;
•	potential fluctuation in quarterly results;
•	our failure to collect payments owed to us;
•	material defaults on monetary obligations owed us, resulting in unexpected losses;
•	inadequate capital of our clients to acquire working interests in oil and gas prospects and to participate in the drilling and production of oil and other hydrocarbons;
•	inability to maintain adequate liquidity to meet our financial obligations;
•	unavailability of oil and gas prospects to acquire for our clients;
•	failure to acquire or grow new business;
•	litigation, disputes and legal claims involving outside parties; and
•	risks related to our ability to be listed on a national securities exchange and meeting listing requirements

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. You should carefully read and consider the information set forth in “Risk Factors” beginning on page 5 of this prospectus, the documents incorporated by reference herein and the risks that we have highlighted in other sections of this prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the United States Securities and Exchange Commission (the “SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully; including the section describing the risks of investing in our common stock under the caption “Risk Factors,” and the documents and financial statements incorporated by reference in the section entitled “Incorporation of Certain Documents by Reference” before making an investment decision. Some of the statements in this summary constitute forward-looking statements. For more information, please see “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

Our Company is focused on acquiring, investing in, and managing the oil and gas assets for our partners. We continue to pursue asset acquisitions in all major onshore unconventional shale formations that may be acquired with capital from our existing joint venture partners or other capital providers. Additionally, as the sponsor and manager of Back Ridge Acquisition Corp. (“BRAC”), a special purpose acquisition corporation that completed an initial public offering in October 2017, we are focused on BRAC’s efforts to identify a prospective target business in the energy or energy-related industries with an emphasis on opportunities in the upstream oil and gas industry in North America.

Our Common Stock is quoted on the OTCQB under the trading symbol “ANFC.”

General Company Information

Black Ridge Oil & Gas, Inc. (formerly Ante5, Inc.) became an independent company in April 2010 as a Delaware corporation. Black Ridge Oil & Gas, Inc. was reincorporated in Nevada on December 4, 2012. Our executive offices are located at 110 North Fifth Street, Suite 410, Minneapolis, Minnesota 55403, and our website is http://www.blackridgeoil.com/. The content of our website is not a part of this prospectus.

We are not a blank check company as defined under Rule 419 of the Securities Act. Our specific operational business plan is focused on managing oil and gas assets in which we have an indirect minority interest and we have no current plans to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Business

We believe we create value through identifying and targeting acreage positions with attractive returns on the capital employed by evaluating, amongst other factors, reserve potential, operator performance, anticipated well costs and anticipated operating expenses. Since 2011, we have invested in excess of $100 million in acreage acquisitions and well development. In the past two years, we have bid on over $2 billion in oil and gas acquisitions on behalf of our partners.

With the experience and connections of our personnel across a variety of onshore unconventional oil and gas plays, we believe that we are able to create value for our partners through opportunistic acreage acquisitions. We believe our experience enhances our ability to identify and acquire high value acreage in these oil and gas prospects. Because we primarily identify minority interests in multiple drilling units, we are able to diversify our partners’ risk across numerous wells. We believe that our prospective success revolves around our ability to identify and acquire for our partners mineral leases to participate in drilling activities by virtue of their ownership of such rights, through our experience and the relationships we have developed and our experience in managing those investments for our partners.

As the sponsor and manager of Back Ridge Acquisition Corp. (“BRAC”), a special purpose acquisition corporation that completed an initial public offering in October 2017, we are focused on BRAC’s efforts to identify a prospective target business in the energy or energy-related industries with an emphasis on opportunities in the upstream oil and gas industry in North America.

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Private Placement

In connection with the Company’s registered distribution of subscription rights to shareholders for the purchase of shares of common stock (the “Rights Offering”), the Company entered into a Standby Purchase Agreement (the “Backstop Agreement”) with a consortium of investors, including members of the Company’s board of directors and our Chief Executive Officer (collectively, the “Backstop Purchasers”). On September 26, 2017, the Company closed the backstop offering transaction pursuant to which the Backstop Purchasers purchased 232,008,489 shares (the “Backstop Shares”) at a purchase price of $0.012 per share for total proceeds of $2,784,102. In addition, the Backstop Purchasers received 435,000 five-year warrants to purchase shares of common stock at an exercise price of $0.01 per share (the “Backstop Warrants”) in exchange for their participation in the Backstop Agreement. The Backstop Shares and Backstop Warrants were issued to the Backstop Purchasers by the Company in a private placement transaction not involving any public offering in reliance on the exemption available under Section 4(a)(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

The Offering

Common stock offered by the selling stockholders	232,443,489 shares

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders; however we would receive $4,350 upon the full exercise of the Backstop Warrants by the selling stockholders for cash.

Risk factors	See “Risk Factors” beginning on page 5, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

OTCQB trading symbol	ANFC

The selling stockholders named in this prospectus may offer and sell up to 232,443,489 shares of our common stock. Our common stock is currently listed on the OTCQB under the trading symbol “ANFC.” Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus, however we would receive $4,350 upon the full exercise of the Backstop Warrants by the selling stockholders for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issued to the selling stockholders in connection with our private placement as described above including any shares issued to the selling shareholders in connection with their exercise of Backstop Warrants as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

This section describes material risks to our businesses that currently are known to us. You should carefully consider all of the information in this prospectus and each of the risks described below, together with the other information incorporated by reference in this prospectus, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2016. Any of the following risks and those incorporated by reference could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus. While we believe we have identified and discussed the material risks affecting our business, there may be additional risks and uncertainties that we do not currently know or that we do not currently believe to be material that may adversely affect our business, financial condition and results of operations in the future.

Risks Related to Our Common Stock

We are subject to anti-takeover effects of certain charter and bylaw provisions and Nevada law.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company. Please see “Anti-Takeover Effects of Nevada Law - Control Share Acquisitions” beginning on page 14 for further discussion of the control share provisions under the NRS.

The Company may become subject to the requirements of the Investment Company Act of 1940, which would limit the Company’s business operations and require the Company to spend significant resources to comply with such act and our sponsorship of BRAC could increase this risk.

The Investment Company Act of 1940 (the “Investment Company Act”) defines an “investment company” as an issuer that is engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns investment securities having a value exceeding 40 percent of the issuer’s unconsolidated assets, excluding cash items and securities issued by the federal government. However, any issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities is exempt from the requirements of the Investment Company Act under Section 3(b)(1). In addition, the Investment Company Act also excludes from this definition any person substantially all of whose business consists of owning or holding oil, gas or other mineral royalties or leases or fractional interests therein, or certificates of interest or participation relating to such mineral royalties or leases.

We believe that we may satisfy each of these exceptions to the definition of investment company under the Investment Company Act. If our reliance on either of these exclusions from the definition of investment company is misplaced, we may be in violation of the Investment Company Act, the consequences of which can be significant. For example, investment companies that fail to register under the Investment Company Act are prohibited from conducting business in interstate commerce, which includes selling securities or entering into other contracts in interstate commerce. Section 47(b) of the Investment Company Act provides that a contract made, or whose performance involves, a violation of the Investment Company Act is unenforceable by either party unless a court finds that enforcement would produce a more equitable result than non-enforcement. Similarly, a court may not deny rescission to any party seeking to rescind a contract that violates the Investment Company Act, unless the court finds that denial of rescission would produce more equitable result than granting rescission.

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If in the future the nature of our business changes such that the oil and gas company exception to the threshold definition of investment company is not available to us, we may be deemed to be an investment company under the Investment Company Act. For example, although the Company’s BRAC sponsorship represents only a portion of its current business activities, to the extent that the Company is unsuccessful in executing its operational business plan such that the Company’s ownership of BRAC securities becomes its primary asset, there would be increased risk that the Company would be characterized as an inadvertent investment company. Likewise, to the extent that the BRAC consummates a business combination with a target business outside of the energy or energy-related industries, the Company may be unable to continue to rely on an available exemption from the Investment Company Act for businesses owning or holding oil, gas or other mineral royalties or leases or fractional interests therein, or certificates of interest or participation relating to such mineral royalties or leases.

While any issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities is exempt from the requirements of the Investment Company Act under Section 3(b)(1), Rule 3a-2 of the Investment Company Act provides that inadvertent or transient investment companies will not be treated as investment companies subject to the provisions of the Investment Company Act provided the issuer has the requisite intent to be engaged in a non-investment business, evidenced by the issuer’s business activities and an appropriate resolution of the issuer’s board of directors, within one year from the commencement of the earlier of (1) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the value of such issuer’s total assets on either a consolidated or unconsolidated basis, or (2) the date on which an issuer owns or proposes to acquire investment securities (as defined in section 3(a) of the Act) having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. If the Company becomes an inadvertent investment company, and fails to meet the requirements of the transient investment company exemption under Rule 3a-2 of the Investment Company Act, then we will be required to register as an investment company with the SEC.

The ramifications of becoming an investment company, both in terms of the restrictions it would have on our company and the cost of compliance, would be significant. For example, in addition to expenses related to initially registering as an investment company, the Investment Company Act also imposes various restrictions with regard to our ability to enter into affiliated transactions, the diversification of our assets and our ability to borrow money. If we became subject to the Investment Company Act at some point in the future, our ability to continue pursuing our business plan would be severely limited.

Risks in Connection with Sponsorship BRAC

Our officers and directors will allocate a portion of their time to BRAC which could cause conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to effectuate our operational business plan.

Our officers and directors are officers and/or directors BRAC and as a result may not be able to commit their full time to our affairs. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. The foregoing could have a negative impact on our ability to effectuate our operational business plan.

Our officers and directors may have a conflict of interest in determining whether a particular target business for BRAC is appropriate for a business combination.

Each of our officers and directors is an officer and/or director of BRAC. As described elsewhere in this prospectus, we are an oil and gas company that pursues asset acquisitions in the energy industry, the same industry within which BRAC will focus its search for a target business. However, we will continue to focus on acquiring assets from businesses with private equity backing that are seeking to sell such assets for cash without retaining any equity interest in them, whereas BRAC intends to acquire a target business from a seller that wishes to retain a significant equity interest in the combined company. Accordingly, our management team does not believe that there will be a meaningful conflict between us and BRAC in relation to consummating a business combination. Nevertheless, we cannot assure you of this fact and it is possible that a suitable business opportunity could be presented to BRAC prior to its presentation to our company.

Shares of common stock eligible for public sale, including pursuant to this registration statement, could adversely affect our stock price.

The market price for our common stock could decline as a result of sales by stockholders of a large number of shares of our common stock in the market or the perception that such sales may occur. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Of the 479,799,900 shares of common stock outstanding as of December 22, 2017, 247,791,411 shares of common stock generally are currently freely tradable in the public market and 232,008,489 shares of common stock held by selling stockholders that are included in this prospectus will be freely tradable in the public market, upon the effectiveness of the registration statement of which this prospectus forms a part. The resale by the selling stockholders of the Shares covered by this registration statement and the trading of additional common stock in the public market could have an adverse effect on the price of our common stock and could impair our future ability to obtain capital through an offering of equity securities.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus; however we would receive proceeds of $4,350 from the full exercise of Backstop Warrants. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders, including registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel, or collectively, the Registration Expenses. Other than Registration Expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares.

SELLING SHAREHOLDERS

We are registering the resale of 232,008,489 shares of common stock held by the selling stockholders identified below and 435,000 shares of common stock underlying Backstop Warrants to purchase shares of common stock issued to the selling stockholders to permit each of them, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which we were provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

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The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 479,799,900 shares of common stock outstanding as of December 15, 2017 plus the shares each individual has the right to acquire voting or disposition rights within 60 days. This information has been obtained from the selling stockholders or in public documents filed with the SEC.

	Before Offering(2)			After Offering(2)
Name and Address(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered(2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Kenneth T. DeCubellis, Officer(3) 3155 Jamestown Road Orono, MN 55356	46,756,416	9.7%	42,080,283	4,676,133	*
Sheldon T. Fleck(4) Attn: Alt Investments- P09 60 South 6th Street Minneapolis, MN 55402	46,385,143	9.7%	40,076,464	6,308,679	1.3%
Lyle Berman, Director(5) One Hughes Center Dr., Unit 606 Las Vegas, NV 89169	65,442,663	13.6%	39,742,800	25,699,863	5.4%
Morris and Arlene Goldfarb(6) 21 Fairway Drive Mamaroneck, NY 10543	24,045,878	5.0%	24,045,878	–	*
F.S. Special Opportunities 1(7) 3033 Excelsior Blvd #560 Minneapolis, MN 55416	16,030,586	3.3%	16,030,293	–	*
Robert G. Allison(8) c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	10,529,213	2.2%	10,019,116	510,097	*
Linda Jirovec(9) 634 Sullivan Lane NE Columbia Heights, MN 55421	8,348,957	1.7%	8,348,957	–	*
Neil I. Sell(10) 90 S. Seventh Street, Suite 3300 Minneapolis, MN 55402	46,788,643	9.8%	8,015,293	38,773,350	8.1%
Ben Oehler, Director(11) 2730 Gale Rd Wayzata MN 55391	8,595,293	1.8%	8,015,293	580,000	*
Arthur J. Petrie(12) 9748 Gilespie St. Suite C-350 Las Vegas, NV 89183	8,022,377	1.7%	8,015,293	7,084	*
Tamela G. Schroll(13) 2700 Stone Arch Road Woodland, MN 55391	8,015,293	1.7%	8,015,293	–	*
Joseph J. Lahti, Director(14) 4030 Bell Rose Drive Loretto, MN 55357	7,191,469	1.5%	6,011,469	1,180,000	*
Alice Ann Corporation(15) c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	4,007,647	*	4,007,647	–	*
William H. Baxter(16) c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	4,412,647	*	4,007,647	405,000	*
Frances A. Gonyea(17) c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	2,805,353	*	2,805,353	–	*
Dorothy J. Hoel(18) c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	2,003,823	*	2,003,823	–	*
Richard A. Hoel(19) c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	1,202,294	*	1,202,294	–	*

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*    Less than one percent.

(1)	If required, information about other selling security holders, except for any future transferees, pledgees, donees or successors of the selling security holders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.
(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.
(3)	Includes 2,516,133 shares which may be purchased pursuant to stock options that are exercisable within 60 days of December 22, 2017 and 59,063 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017. Additionally, includes 10,550,383 shares owned and 19,687 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017 by Mr. DeCubellis’s wife of which 10,500,383 shares and 19,687 shares purchasable through warrants are included in the shares offered.
(4)	Includes 75,000 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017. Additionally, includes 2,000,000 shares owned by Mr. Fleck’s wife of which -0- shares are included in the shares offered. Does not include 200,000 shares held by trusts for the benefit of Mr. Fleck’s children, for which for which he is not a trustee and does not have trading authority.
(5)	Includes 141,333 shares which may be purchased pursuant to stock options that are exercisable within 60 days of December 22, 2017 and 74,376 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017. Does not include 37,173,130 shares held by trusts for the benefit of Mr. Lyle Berman’s children, for which Mr. Neil Sell and Gary Raimist are co- trustees.
(6)	Includes 45,000 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(7)	Includes 30,000 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(8)	Includes 18,750 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(9)	Includes 15,624 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(10)	Includes 15,000 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017. Includes 37,173,130 shares owned by certain trusts for the benefit of Mr. Lyle Berman’s children, for which Mr. Sell and Mr. Gary Raimist are co-trustees. Does not include 180,000 shares held by Mr. Sell’s spouse, for which Mr. Sell disclaims beneficial ownership.
(11)	Includes 8,000,293 shares and 15,000 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017 purchased and received by Mr. Oehler’s wife as part of the Backstop Agreement and 580,000 shares which may be purchased pursuant to stock options that are exercisable within 60 days of December 22, 2017.
(12)	Includes 15,000 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(13)	Includes 15,000 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(14)	Includes 480,000 shares which may be purchased pursuant to stock options that are exercisable within 60 days of December 22, 2017 and 11,250 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017. Additionally includes 200,000 shares owned by Mr. Lahti’s wife of which -0- are included in this offering.
(15)	Includes 7,500 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(16)	Includes 7,500 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(17)	Includes 5,250 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(18)	Includes 3,750 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.
(19)	Includes 2,250 shares which may be purchased pursuant to stock warrants that are exercisable within 60 days of December 22, 2017.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary – Private Placement,” on September 26, 2017, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold and issued shares of common stock to the selling stockholders and agreed with the selling stockholders to file a registration statement to enable the resale of such shares.

Three of the selling shareholders, Lyle Berman, Ben Oehler and Joseph J Lahti, are members of our board of directors and one of the selling shareholders, Kenneth T. DeCubellis, is an officer of the Company. None of the other selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of such shares of common stock by such holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register such shares of common stock.

Each selling stockholder, which may include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices.

A selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to the extent permitted by law, short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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DESCRIPTION OF COMMON STOCK

The following summary describes the material terms of our common stock. This discussion does not purport to be complete and is qualified in its entirety by our Certificate of Incorporation and our Bylaws and the applicable provisions of the Nevada Law.

Authorized and Outstanding Capital Stock

Our Certificate of Incorporation authorizes the issuance of 520,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, of which 479,799,900 shares of common stock and no shares of preferred stock were issued and outstanding as of December 22, 2017.

As of December 22, 2017, we had outstanding awards under our Incentive Plans, as amended, consisting of options to acquire 7,093,800 shares of common stock outstanding under our 2012 Stock Incentive Plan and options for an additional 3,763,500 shares of common stock outstanding under our 2016 Stock Option Plan.

Additionally, as of December 22, 2017, we had outstanding warrants to acquire 435,000 shares of common stock issued pursuant to the Backstop Agreement.

General

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Our holders of common stock do not have cumulative voting rights. Holders of common stock will be entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor, which may be paid in cash, property, or in shares of the Company’s capital stock. Upon liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of common stock will be entitled to receive their ratable share of the net assets of the Company legally available for distribution after payment of all debts and other liabilities. There are no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Dividends

We have not declared or paid any dividends on our common stock since our inception and do not anticipate paying dividends for the foreseeable future. The payment of dividends is subject to the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition and performance, earnings, need for funds, capital requirements, prior claims of preferred stock to the extent issued and outstanding, and other factors, including income tax consequences, restrictions and applicable laws. There can be no assurance, therefore, that any dividends on our common stock will ever be paid.

Limitation on Liability and Indemnification of Directors and Officers

We are a Nevada corporation and are generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

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Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

We have entered into indemnification agreements with each of our officers and directors to provide indemnification to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. The agreements provide for advance costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer prior to or after final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws contain advance notice provisions that a stockholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of stockholders. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations at the annual meeting of stockholders.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or
•	consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.

Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock & Transfer.

Listing

Our common stock is currently quoted on the OTCQB Market under the ticker symbol “ANFC.”

Warrants

As of December 15, 2017, we have issued warrants to purchase 435,000 shares of Common Stock at an exercise price of $0.01 per share. All of these warrants were issued on September 22, 2012 under the terms of the Backstop Agreement and expire on the five year anniversary of the date of issue. These warrants may be called by the Company if at any time after the date of issue the price of our Common Stock trades for over $0.10 per share for thirty consecutive days and may be redeemed on a cashless basis after receipt of a notice of redemption. We are registering the resale by the selling shareholders of shares of Common Stock to be issued upon the exercise of these warrants as a part of this registration statement.

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Options

As of December 15, 2017, we had outstanding options to purchase an aggregate of 10,857,300 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $0.30 under our equity compensation plans.

EXPERTS

The financial statements of Black Ridge Oil & Gas, Inc. as of December 31, 2016 and as of December 31, 2015 have been incorporated by reference in this prospectus in reliance upon the reports of M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Stinson Leonard Street LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement or the schedules, exhibits and amendments to the registration statement. You should refer to the registration statement and its exhibits and schedules for further information. Statements made in this prospectus as to any of our contracts, agreements or other documents referred to are not necessarily complete. In each instance, if we have filed a copy of such contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the matter involved. Each statement regarding a contract, agreement or other document is qualified in all respects by reference to the actual document. Certain information is also incorporated by reference into this prospectus as described under “Incorporation of Certain Documents by Reference.”

You may read and copy information omitted from this prospectus but contained in the registration statement at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, materials filed electronically with the SEC are available at the SEC’s website at http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.blackridgeoil.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our common stock. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. We are incorporating by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	Our Current Reports on Form 8-K filed on May 30, 2017, July 12, 2017, July 31, 2017, August 3, 2017, August 23, 2017, September 26, 2017, October 5, 2017, October 10, 2017 and October 18, 2017; and
•	The description of our common stock contained in the Information Statement filed as Exhibit 9.1 to our registration statement on Form 10-12(g) dated April 23, 2010, including any amendment or report filed with the SEC for the purpose of updating the description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than the information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or suspended will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Black Ridge Oil & Gas, Inc.

110 North 5th Street, Suite 410,

Minneapolis, Minnesota 55403

(952) 426-1241

Attn: James Moe

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232,443,489 shares of Common Stock

PROSPECTUS

February 20, 2018